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                                                                   EXHIBIT 10.9

                           FLAG TELECOM GROUP LIMITED

                                                October 10, 2002

Andres Bande
55 Park Lane
London W1A 3HJ
United Kingdom

                              TERMINATION AGREEMENT

Dear Andres:

          This letter agreement (this "AGREEMENT") sets forth the terms of your termination from employment as Chairman and Chief Executive Officer of FLAG Telecom Group Limited, a limited company organized under the laws of Bermuda (the "COMPANY"). This Agreement shall be signed simultaneously with the U.K. Compromise Agreement attached hereto as Attachment 4 (the "U.K. AGREEMENT").

          1.     RESIGNATION

          (a) Effective as of the first day following the "Effective Date," as defined in FLAG's Third Amended and Restated Joint Plan of Reorganization (the "PLAN"), (hereinafter, the "EFFECTIVE DATE," and such first day following the Effective Date, the "TERMINATION DATE"), you will cease to be an employee of the Company and its subsidiaries (collectively, the "COMPANIES"), the Chairman and Chief Executive Officer of the Company, and an officer of any of the Companies. By signing this Agreement, you hereby resign as of the Termination Date as a director of the Company, as a director of any of the other Companies for which you are then serving as a director, and from every other capacity in which you serve the Companies, including, if applicable, as an officer or employee.

          (b) During the period beginning on the Termination Date and ending on December 31, 2002 (the "CONSULTING PERIOD"), you shall serve as a consultant to the Company, reporting exclusively to the Board of Directors of the Company (the "BOARD") and the acting or actual Chief Executive Officer of the Company (the "CEO"), on matters related to the Company's emergence from bankruptcy and the transition to new management of the Company. These duties shall at all times be commensurate with your status as the former Chairman and Chief Executive Officer of the Company. Your duties as a consultant shall be performed upon reasonable advance notice at such times and at such locations as shall reasonably be acceptable to you and the Board and/or the CEO; PROVIDED, HOWEVER, that you shall not be required to consult for more than thirty hours (exclusive of travel) and travel for more than thirty hours in any thirty-day period in the Consulting Period. For purposes hereof, your consulting time

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hereunder shall be measured in increments of two (2) hours, such that, in any day in which you perform consulting services at the Company's request, your actual consulting time shall be rounded up to the nearest even whole number of hours. For example, if you actually consult for a total of three (3) hours in a given day, your consulting time hereunder would equal four (4) hours for that day. In addition, in any day in which you travel on Company business for eight
(8) hours or less, but for at least four (4) hours, or in which you are away on travel from your primary residence, your travel time hereunder shall equal eight
(8) hours for that day. For the avoidance of doubt, in any day in which you travel for more than eight (8) hours, your travel time hereunder for that day shall equal your actual travel time. The Consulting Period shall not be extended without your prior written consent. You shall have no power to bind the Company in contractual or other matters during the Consulting Period, and you shall not hold yourself out as having such authority.

          (c) In consideration for your services as a consultant hereunder during the Consulting Period, subject to your not revoking your waiver of rights under ADEA as described in Section 4 below and your re-executing the U.K. Agreement and executing the form of release attached as Attachment 3 hereto on the date the Consulting Period expires, the Company shall pay to you $350,000 (the "CONSULTING FEE") in U.S. dollars in same day funds on January 2, 2003, unless the Board determines in good faith and after prior notice to you and opportunity to be heard that you have failed to perform in a material respect your duties as a consultant. You shall in no event have failed to perform in a material respect your duties as a consultant unless you have received prompt notice of and a reasonable opportunity to cure the circumstances on which such determination is based. Except as specifically provided in this Agreement, including, without limitation, with respect to the medical insurance coverage continuation described in Section 2(f) below, during the Consulting Period, you shall not be paid or provided any compensation or benefits other than the Consulting Fee.

          (d) During the Consulting Period, the Company shall promptly reimburse you for reasonable costs and expenses incurred by you in the performance of your duties as a consultant, including, without limitation, for travel and accommodations in accordance with the Company travel reimbursement practices applicable to the CEO, subject to the presentation to the Company of reasonable written documentation of such costs and expenses in accordance with the Company's policies applicable to such reimbursement, it being understood that you shall travel first class and be eligible for first class accommodations unless other rules apply to the CEO, in which case you shall travel business class except on flights of six hours or longer on which first class travel shall be permitted. To facilitate your performance of consulting services hereunder, the Company agrees to purchase airline tickets in connection with such travel and, upon request, to advance you other reasonable travel costs and expenses. Aside from travel which you are required to do to perform your duties hereunder, you shall not incur any expenses hereunder in excess of $1,000 in the aggregate without first obtaining approval from the Company.

          2.     SEVERANCE BENEFITS

          (a) Your termination of employment hereunder shall be treated as a termination without Cause under your "Executive Employment Agreement," as defined in the Plan (hereinafter, the "EMPLOYMENT AGREEMENT"); provided, however, your right to receive

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payments and benefits as a result of such termination shall only be governed by the terms of this Agreement and not the Employment Agreement which shall become null and void on the Termination Date except as specifically provided herein. On the Termination Date, the Company shall pay to you a severance payment of $1,000,000 in U.S. dollars in same day funds.

          (b) At such time as annual bonuses for the 2002 calendar year would be payable, if any, you shall be paid your annual bonus for 2002 (the "BONUS"), provided that you would have received such Bonus in accordance with the terms and conditions set forth in Section 6.7.4 of the Plan if you had remained employed with the Company through December 31, 2002, and the Company's determination whether to make such payment shall be made based on projections and definitions under such Section 6.7.4 that are no less favorable for you than for any other "Executive," as defined in the Plan.

          (c) The Company shall pay to you on the Termination Date or as soon as practicable thereafter, but in no event later than ten days after the Termination Date, in accordance with the policies of the Company as currently in effect, your accrued, but unpaid compensation under the Employment Agreement, including accrued and unused vacation, and reimburse your expenses for the period ending on the Effective Date, in accordance with the Company's expense reimbursement policy, to the extent not already paid or reimbursed.

          (d) The Company shall withhold from any amounts payable under this Agreement such taxes as may be required to be withheld pursuant to any applicable law or regulation; PROVIDED that, to the extent that such withholding is discretionary in the reasonable opinion of the Company, the Company shall withhold in accordance with past practice.

          (e) The Company shall provide you with the tax equalization benefit under Sections 3(c) and 3(g)(xiii) of the Employment Agreement with respect to compensation for the period ending prior to the Termination Date, including with respect to amounts payable under Sections 2(b) and 2(c) above, and in accordance with past practices and procedures applicable to you. For the avoidance of doubt, no tax equalization payment shall apply to the severance payment under
Section 2(a) above or the Consulting Fee.

          (f) Until such time as you are eligible for comparable coverage or, if earlier, the date on which you attain age 65, you shall continue to be covered by the Company's medical, dental and vision insurance in accordance with the Company's U.S. Expatriate Medical and Pension Policy as currently in effect (the "HEALTH PLAN"), subject to your payment of 100 percent of the premiums for such medical, dental and vision insurance coverage at the rate applicable to you as of the Termination Date. In addition, if you are not eligible for comparable coverage after you attain age 65 and you were receiving the coverage described in the previous sentence immediately prior to your attaining age 65, you shall be entitled to continue such coverage, subject to your payment of 100 percent of the premiums associated with such coverage after attaining age 65 at the rate applicable at such time or from time to time. If the Health Plan or the Company's group health plan is terminated or its benefits are materially reduced, the Company shall undertake to obtain comparable medical, dental and/or vision coverage for you until the earlier of the time that you are eligible for comparable coverage or the date you attain age 65, subject to your insurability and payment of 100 percent of the premiums applicable to you as of

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the Termination Date for your coverage under the Company's medical, dental and/or vision insurance.

          (g) You shall continue to be covered by the Company's life, disability and accidental, death and dismemberment insurance, subject to your continued eligibility for such coverage under the applicable plans and programs of the Company and your payment of 100 percent of the premiums at the rate applicable to you from time to time and any costs and expenses of the Company associated with such coverage.

          (h) The Company shall pay to Shearman & Sterling legal expenses up to $15,000 in connection with the negotiation and preparation hereof and shall pay, to the extent not already paid, to Glovers Solicitors legal expenses up to L1,000 plus VAT, in each case, upon presentation of an itemized bill specifying such expenses.

          (i) You shall continue to benefit from and be subject to the legal expense payment provisions in Sections 6.4.1 and 6.4.2 of the Plan.

          (j) You shall be entitled to retain the "Retention Payment Amount" paid under the Employment Agreement.

          (k) The Company shall promptly pay relocation costs and expenses up to $15,000, to the extent actually incurred, in connection with your relocation from the United Kingdom, subject to the presentation to the Company of reasonable written documentation of such costs and expenses in accordance with the applicable policies of the Company.

          (l) You shall continue to be covered by the directors and officers insurance of the Company in the same manner, and to the same extent, as the active directors and officers of the Company with regard to actions and inactions while a director and officer of the Company. If the Company elects to extend and/or continue the directors and officers liability insurance policy of FLAG Telecom Holdings Limited in effect immediately prior to the Effective Date for the benefit of the former directors and officers of FLAG Telecom Holdings Limited generally, then you shall be eligible for the same coverage as such other directors and officers subject to any generally applicable limitations in such policy. Your right to any such coverage shall be governed solely by the terms and conditions of such policy or extension and are in no way guaranteed by the Company or its affiliates.

          (m) You shall be indemnified by the Company in accordance with the Bye-Laws of the Company as in effect on the Effective Date with respect to acts or omissions as an officer or director and shall be indemnified for your acts or omissions in the performance of your duties as a consultant during the Consulting Period.

          (n) Except as specifically provided herein, in the U.K. Agreement, or as otherwise may be required by law, you shall not be entitled to receive any other payments, benefits or severance amounts from the Company following the Termination Date. In the event that you are entitled to additional payments under applicable law, such amounts shall be offset, dollar for dollar, for any payments made hereunder.

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          3.     COVENANTS

          (a) You shall continue to be bound by all of the provisions of the Non-Compete and Proprietary Information Agreement attached as Exhibit B to the Employment Agreement and incorporated herein by reference, including, without limitation, the provisions prohibiting competitive activities and the disclosure of proprietary information and the right of the Company to injunctive relief to restrain the breach or threatened breach of such obligations or the violation or threatened violation of such commitments by you or anyone acting on your behalf, except that you shall not be bound by the provision restricting competitive activities with respect to competitive activities after the period of ten-and-one-half months following the Termination Date and, to facilitate your performance of consulting services hereunder, you shall not be required to return the Company's computer equipment and telecommunications equipment that you use during the Consulting Period before the end thereof and you shall continue to have standard access to the Company's electronic mail and voice mail systems through the end of the Consulting Period provided that you shall be subject to any general policies of the Company with respect thereto. For purposes of that agreement, the term "Employer" shall include the Company.

          (b) You shall have reasonable access to the documents, records and personnel of the Companies to defend against such claims or actions as may be brought with respect to acts or omissions as an officer or director and in the performance of your duties as a consultant.

          (c) The Company's announcement in connection with its emergence from bankruptcy shall include a provision in the form attached hereto and neither you nor any of the Companies shall make any statement inconsistent with such provision to the public, to the press or to the employees of the Companies. Nothing in the previous sentence shall preclude you or the Company from correcting any statement made in contravention thereof, defending or asserting any legal or equitable action or claim or responding to an administrative or court order.

          4.     RELEASE

          (a) It is understood and agreed by the parties to this Agreement that, in consideration of the mutual promises and covenants contained in this Agreement, and after consultation with counsel, subject to the occurrence of the Effective Date and a duly authorized resolution by the Board on the Termination Date in the form attached hereto and subject to the performance by the Company (except for immaterial inadvertent non-performance which is promptly cured by the Company) of its obligations hereunder, and except as expressly provided herein, you, for yourself and each of your respective heirs, executors, administrators, representatives, agents, successors and assigns (hereinafter referred to as the "RELEASORS") hereby irrevocably and unconditionally release and forever discharge the Company, FLAG Telecom Holdings Limited and their respective subsidiaries and their respective current and former officers, directors and employees, in each case, in their capacity as such (all such persons referred to collectively hereinafter as the "COMPANY ENTITIES") from any and all causes of action, claims, actions, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character, which Releasors may have against the Company Entities from the beginning of the world and through and including the Termination Date, by reason of the termination of your employment by the Company or arising out of your right to bring an action

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against the Company for breach of the Employment Agreement or for discrimination in employment practices on any basis, including, without limitation, on the basis of race, color, sex, national origin, ancestry, religion, age, disability, handicap, medical condition or marital status or under Title VII of the Civil Rights Act of 1964 (Title VII, as amended), 42 U.S.C. Section 2000, ET SEQ., the Age Discrimination in Employment Act ("ADEA"), 29 U.S.C. Section 621, ET SEQ.,
Article 15 of the Executive Law of the State of New York (Human Rights Law), the New York City Human Rights Law or any similar statute relating to discrimination in employment or the termination of employment.

          (b) You understand that this Agreement, and the release contained herein, waives claims and rights you might have under the ADEA. The waiver of your rights under the ADEA does not extend to claims or rights that might arise after the Effective Date. Up and until the seventh day following the Effective Date, you may revoke the terms of this Agreement relating to ADEA claims by a written document received by the Company. Since this release is a material inducement in the Company's willingness to pay the Consulting Fee hereunder, its obligations to make such payment shall cease upon the receipt of any such notice of revocation by you. You acknowledge that you have been given up to 21 days to decide whether to sign this Agreement.

          (c) Nothing contained in this Section 4 shall serve as a release by you or any Releasor with respect to any causes of action, claims, actions, rights, judgments, obligations, damages, demands, defenses, accountings or liabilities (i) that may arise under this Agreement, (ii) to which you would otherwise be entitled under the Plan (unless expressly modified by this Agreement other than Section 4(a) above) or (iii) that you or any other Releasor would otherwise be entitled to assert by counter-claim, cross-claim, impleader or otherwise in connection with any cause of action, claim, action, right, judgment, obligation, damages, demand, accounting or liability that may be asserted against you or any other Releasor.

          5.     RELATIONSHIP TO OTHER AGREEMENTS

          Upon the occurrence of the Effective Date and a duly authorized resolution of the Board on or before the Termination Date substantially in the form attached hereto, and except as specifically provided herein, this Agreement and the U.K. Agreement shall constitute the entire agreement of the parties with regard to the subject matter hereof, contain all the covenants, promises, representations, warranties and agreements between the parties with respect to your resignation from the Company and supersede all prior employment or severance agreements, including any addendum, amendment or agreement thereto, between you and the Company or any of its predecessors or affiliates, notwithstanding any survival clauses therein contained. Except as otherwise provided herein, each party to this Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein, and that no agreement, statement, or promise relating to your resignation from the Company and the consultancy created hereby, that is not contained in this Agreement or the U.K. Agreement, shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing and signed by the party to be charged. In the event that either the Effective Date does not occur or the Board does not duly authorize on or before the Termination Date a resolution substantially in the form attached hereto: (a) this Agreement shall not have nor have ever had any effect on the

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rights and obligations of the parties hereto, including with respect to the
Employment Agreement, including any addendum, amendment or agreement thereto, and (b) the Employment Agreement, including any addendum, amendment or agreement thereto, shall not terminate and shall continue in effect in accordance with the terms thereof.

          6.     INDEPENDENT CONTRACTOR

          In performing services during the Consulting Period, you at all times and for all purposes, constitute an independent contractor and not an employee or agent of the Company or any of its subsidiaries or affiliates. In no event will you be, or represent yourself to be, an officer, employee or agent of the Company or any subsidiary or affiliate thereof nor will you bind, or attempt to bind, the Company or any subsidiary or affiliate thereof to any contract, agreement, liability or obligation of any nature. Except as specifically provided in this Agreement, including, without limitation, with respect to the medical insurance coverage continuation described in Section 2(f) above, the Company will not be required to provide any benefits to you which it provides to its employees including without limitation retirement plans, insurance programs and vacation. In addition, unless otherwise determined by the Company, the Company shall be under no obligation to withhold any taxes or other amounts to be paid to you for your service as a consultant.

          7.     NO WAIVER

          No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall (a) be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time or (b) preclude insistence upon strict compliance in the future.

          8.     SEVERABILITY

          If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect and such invalid or unenforceable provision shall be reformulated by such court to preserve the intent of the parties hereto.

          9.     COUNTERPARTS

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

          10.    HEADINGS

          The paragraph headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

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          11.    ASSIGNMENT

          This Agreement is binding on you and the Company and each of you and the Company's successors and assigns. None of your rights or obligations hereunder may be assigned by you to any other person or entity, except by will or the laws of descent and distribution. In the event of your death prior to receipt by you thereof, the Consulting Fee, the Severance Payment and the Bonus shall be payable to your designated beneficiaries on the same schedule as provided for in this Agreement. The rights and obligations of the Company under this Agreement may only be assigned to a successor to all or substantially all of the assets of the Company.

          12.    GOVERNING LAW

          This Agreement shall be governed by the laws of the State of New York applicable to contracts made and performed therein, without regard to its conflicts of law principles.

          13.    ACKNOWLEDGMENTS

          You acknowledge that:

          (a) You have read and understand the terms of this Agreement and have voluntarily agreed to these terms without coercion or undue persuasion by the Company or any officer, director or other agent thereof;

          (b) You have been encouraged by the Company to seek, and have sought and received, competent legal counsel in your review and consideration of this Agreement and its terms; and

          (c) This Agreement does not purport to waive, and does not waive, any rights you may have which arise after the Effective Date.

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                                      * * *

          Please indicate your acceptance of these terms by signing and dating below.


                                                  Sincerely,


                                                  FLAG Telecom Group Limited


                                                  -------------------------
                                                  By:

                                                  Name:
                                                  Title:


                                                  -------------------------
                                                  Andres Bande

                                                  -------------------------
                                                  Date

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                                  ATTACHMENT 1

[FLAG TELECOM LETTERHEAD]

NEWS RELEASE

                           FLAG TELECOM ANNOUNCES ITS
          SUCCESSFUL EMERGENCE FROM CHAPTER 11 WITH ITS NETWORK INTACT

          HAMILTON, BERMUDA - OCTOBER 10, 2002 - FLAG Telecom Holdings Limited announced today that it has successfully emerged from Chapter 11 proceedings in the United States. Accordingly, FLAG Telecom's ongoing business operations are no longer subject to the restrictions imposed by the Chapter 11 process or the U.S. Bankruptcy Court. The Company, which commenced Chapter 11 proceedings on April 12, 2002, has been reorganized as FLAG Telecom Group Limited and will initially trade over the counter under the symbol FLHLQ.

          Concurrently, FLAG Telecom announced that it has appointed Mark Spagnolo, a member of the Company's newly constituted Board of Directors, to serve as its new interim Chief Executive Officer, and that it has commenced a search for a permanent CEO. Mr. Spagnolo, an industry veteran who served as the President and CEO of Metromedia Fiber Network, Inc. from 2001 to 2002 and of UUNet/Worldcom from 1997 to 2000, will replace Andres Bande, who has resigned as Chairman and CEO after five years with FLAG. Mr. Bande will act as an advisor to the CEO and the Board for the remainder of this year.

          Mr. Bande stated "Mark and the new Board bring a wealth of knowledge and experience to FLAG. I wish Mark, the Board members and FLAG the utmost success."

          "I am pleased to accept this position with FLAG," stated Mr. Spagnolo. "On behalf of the Board, I'd like to wish Mr. Bande well in his future endeavours. I'd also like to thank him and each of the Company's employees, for their dedication and hard work, which has led to the successful restructuring of the Company. The Company, with the overwhelming support of its creditors, has emerged from bankruptcy with a financially sound capital structure and can now concentrate 100%

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of its energies on implementing its business plan. We greatly appreciate the tremendous support of our customers and vendors during the Chapter 11 proceedings and look forward to continuing to regain their confidence."

          Mr. Spagnolo also acknowledged the strengths that the other members of FLAG Telecom's new Board will provide to the Company, "The depth of their experiences and their collective knowledge of the telecommunications and financial industry will be invaluable to FLAG Telecom as it looks to the future and builds upon its long-standing commitment to its customers, vendors and employees."

          FLAG Telecom's developed global fiber-optic network, which has been built with network segments and through collaboration with third parties, remains intact. The FLAG network reaches key high-volume destinations in Europe and the United States, as well as a number of countries in Asia and the Middle East, and enables the Company to service its established customer base of over 130 worldwide customers. The Company's principal customers are incumbent national operators, international licensed telecommunications companies, emerging telecommunications companies and ISPs.

          FLAG Telecom's goal is to establish itself as a leading independent global transport and network services provider. To meet this end, the Company intends to continue to enhance the connectivity between its own network and other networks to enable new customers to readily move traffic onto the FLAG Telecom global network, to deepen and broaden relationships with its current customers and to expand the range of its products and services.

                                      # # #

ABOUT FLAG TELECOM

FLAG Telecom is a leading global network services provider and independent carriers' carrier providing an innovative range of products and services to the international carrier community, ASPs and ISPs across an international network platform designed to support the next generation of IP over optical data networks. Recent news releases and further information are on FLAG Telecom's website at: www.flagtelecom.com.

FORWARD-LOOKING STATEMENTS

STATEMENTS CONTAINED IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS MAY BE "FORWARD-LOOKING" STATEMENTS AS THE TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS LOOK FOR WORDS LIKE "BELIEVES", "EXPECTS", "MAY", "WILL", "SHOULD", "SEEKS", "INTENDS", "PLANS", "PROJECTS", "ESTIMATES", OR "ANTICIPATES" AND SIMILAR WORDS AND PHRASES. THESE, AND ALL FORWARD-LOOKING STATEMENTS, ARE BASED ON CURRENT EXPECTATIONS AND NECESSARILY ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS WHICH INCLUDE, BUT ARE NOT LIMITED TO: OUR ABILITY TO ACHIEVE THE OBJECTIVES LAID OUT IN THE PLAN OF REORGANIZATION. MORE DETAILED INFORMATION ABOUT THESE RISKS IS CONTAINED IN OUR PLAN OF REORGANIZATION. WE CAUTION READERS NOT TO RELY ON FORWARD-LOOKING STATEMENTS, AND WE DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

                                       11
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                                  ATTACHMENT 2

                           FLAG TELECOM GROUP LIMITED

             UNANIMOUS WRITTEN RESOLUTIONS OF THE BOARD OF DIRECTORS

We, the undersigned, being all of the Directors of FLAG Telecom Group Limited (the "Company") pursuant to Bye-Law 20 of the Bye-Laws of the Company DO HEREBY adopt the resolutions set out below.

The effective date of these unanimous written resolutions is the date when the last person to sign these unanimous written resolutions signs the same. These unanimous written resolutions may be executed in counterparts and a copy shall be inserted in the Company's Minute Book. Any action taken herein shall be of the same force and effect as if adopted at a duly convened meeting of the Board of Directors of the Company.

1.   RESIGNATION AND TERMINATION OF MR. BANDE

     It is noted by the Board that Andres Bande and the Company have agreed to the terms of his termination as Chairman and Chief Executive Officer of the Company and his resignation as a Director of the Company, pursuant to and in accordance with the terms set forth in that certain Termination Agreement and Compromise Agreement, each in the form attached hereto (respectively, the "Termination Agreement" and the "Compromise Agreement") and that the Company desires to terminate Mr. Bande's employment as Chairman and Chief Executive Officer pursuant to and in accordance with the terms of the Termination Agreement and the Compromise Agreement.

     It is RESOLVED that:

     (i) the form, terms and provisions of the Termination Agreement and the Compromise Agreement be and they hereby are declared advisable, authorized, ratified, confirmed and approved in all respects and for all purposes, with such changes, modifications or other additions thereto as any Director or Officer of the Company shall approve, with such approval to be conclusively established by execution thereof by any such Director or Officer; and

     (ii) the termination of Andres Bande from the office of Chairman and Chief Executive Officer of the Company is hereby approved, effective upon the execution and delivery of the Termination Agreement and the Compromise Agreement.

2.   INTERIM CHIEF EXECUTIVE OFFICER AGREEMENT

     It is noted by the Board that the Company desires to enter into that certain Interim Chief Executive Officer Agreement with Spagnolo Group LP, a Texas limited partnership, substantially in the form previously submitted to the Board (the "Interim Chief Executive Officer Agreement"). It is noted by the Board that Mark Spagnolo is

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     the President of Spagnolo Group LP and as such has an interest declarable under Section 97 of the Companies Act 1981.

     It is RESOLVED that:

     (i) the form, terms and provisions of the Interim Chief Executive Officer Agreement be and they hereby are declared advisable, authorised and approved in all respects and for all purposes, with such changes, modifications or other additions thereto as any Director or Officer of the Company shall approve, with such approval to be conclusively established by execution thereof by any such Director or Officer;

     (ii) the interests of Mark Spagnolo and any future persons elected or appointed as a director or officer of the Company who are principals or employees of Spagnolo Group LP, in any contract involving Spagnolo Group LP be and hereby are noted as declared.

3.   EXPENSES

     It is RESOLVED that each of the Directors and Officers of the Company are, and hereby is authorised and directed in the name and on behalf of the Company to pay from any available funds of the Company all costs, fees and expenses to be paid by the Company in connection with any of the matters referred to in these unanimous written resolutions or as such Director or Officer deems necessary.

4.   GENERAL AUTHORISING RESOLUTIONS

     It is RESOLVED that all actions previously taken by any Director or Officer of the Company in connection with any matter referred to in the foregoing resolutions are hereby approved, ratified and confirmed in all respects and that the Officers and Directors of the Company, be and each of them hereby is authorised and directed to do and perform or cause to be done and performed all such acts, deeds and things and to make, execute and deliver all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Company or otherwise as each such Officer or Director may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions or any of the transactions contemplated thereby.

Affixed below are the signatures of each of the directors.


-------------------------------                         ----------------------
Bob Aquilina                                            Date


-------------------------------                         ----------------------
Andres Bande                                            Date


-------------------------------                         ----------------------
Anthony Cassara                                         Date


-------------------------------                         ----------------------
Eugene Davis                                            Date


-------------------------------                         ----------------------
Jack Dorfman                                            Date


-------------------------------                         ----------------------
Harry Hobbs                                             Date


-------------------------------                         ----------------------
Charles Macaluso                                        Date


-------------------------------                         ----------------------
Ed McCormack                                            Date


-------------------------------                         ----------------------
Anthony Pacchia                                         Date


-------------------------------                         ----------------------
Bradley Scher                                           Date


-------------------------------                         ----------------------
Mark Spagnolo                                           Date


-------------------------------                         ----------------------
David Wilson                                            Date

The signatures above having been affixed, the following signature was affixed outside the United States.


-------------------------------                         ----------------------
Ian Akhurst                                             Date

                                  ATTACHMENT 3

                                 FORM OF RELEASE

          Reference is made to the Termination Agreement dated October 10, 2002, by and between FLAG Telecom Group Limited (the "COMPANY") and Andres Bande ("YOU") (such Termination Agreement, the "TERMINATION AGREEMENT"). It is understood and agreed by the parties to the Termination Agreement that, in consideration of the mutual promises and covenants contained in the Termination Agreement, and after consultation with counsel, you, for yourself and each of your respective heirs, executors, administrators, representatives, agents, successors and assigns (hereinafter referred to as the "RELEASORS") hereby irrevocably and unconditionally release and forever discharge the Company (as defined in the Termination Agreement), FLAG Telecom Holdings Limited and their respective subsidiaries and their respective current and former officers, directors and employees, in each case, in their capacity as such (all such persons referred to collectively hereinafter as the "COMPANY ENTITIES") from any and all causes of action, claims, actions, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character, which Releasors may have against the Company Entities from the Termination Date (as defined in the Termination Agreement) and through and including the last day of the Consulting Period (as defined in the Termination Agreement), by reason of the termination of your employment and/or consultancy by the Company or for discrimination in employment practices on any basis, including, without limitation, on the basis of race, color, sex, national origin, ancestry, religion, age, disability, handicap, medical condition or marital status or under Title VII of the Civil Rights Act of 1964 (Title VII, as amended), 42 U.S.C. Section 2000, ET SEQ., the Age Discrimination in Employment Act ("ADEA"), 29 U.S.C. Section 621, ET SEQ., Article 15 of the Executive Law of the State of New York (Human Rights Law), the New York City Human Rights Law or any similar statute relating to discrimination in employment or the termination of employment and/or consultancy.

          Nothing contained herein shall serve as a release by you or any other Releasor with respect to any causes of action, claims, actions, rights, judgments, obligations, damages, demands, defenses, accountings or liabilities
(i) that may arise under the Termination Agreement, (ii) to which you would otherwise be entitled under the Plan (as defined in the Termination Agreement), unless expressly modified by the Termination Agreement other than Section 4(a) thereof, or (iii) that you or any other Releasor would otherwise be entitled to assert by counter-claim, cross-claim, impleader or otherwise in connection with any cause of action, claim, action, right, judgment, obligation, damages, demand, accounting or liability that may be asserted against you or any other Releasor.

                                  ATTACHMENT 4


                         DATED ______________


                           FLAG TELECOM GROUP LIMITED


                                       AND


                                  ANDRES BANDE


                       ----------------------------------

                              COMPROMISE AGREEMENT

                       ----------------------------------

                                Nabarro Nathanson
                                   Lacon House
                                 Theobald's Road
                                 London WC1X 8RW

                               Tel: 020 7524 6229

                              COMPROMISE AGREEMENT

DATED

PARTIES

(1) FLAG TELECOM GROUP LIMITED whose registered office is at Cedar House, 41 Cedar Avenue, Hamilton HM 12, Bermuda ("THE COMPANY"); and

(2)  ANDRES BANDE of 55 Park Lane, London W1A 3HJ ("THE EXECUTIVE")


WHEREAS

(A) The Executive is employed by the Company as Chairman and Chief Executive Officer under the terms of an Employment Agreement dated 11 December 1997 (as amended).

(B) The Executive has entered into a termination agreement with the Company under the laws of the State of New York ("THE US TERMINATION AGREEMENT") with effect from the date hereof.

(C) It has been mutually agreed between the Company and the Executive that his employment will end on the following terms and conditions.

IT IS AGREED AS FOLLOWS:

1. The Executive's employment will be terminated with effect from 10 October 2002 ("THE TERMINATION DATE").

2. By way of compensation for the termination of the Executive's employment with the Company and in consideration of the Executive's compliance with his obligations hereunder the Company will:-

2.1 make to the Executive within seven days of the Termination Date a payment of L100 less such sums as the Company is obliged by law to deduct by way of tax and National Insurance;

2.2 pay the Executive's reasonable legal fees for the purposes of obtaining advice in respect of signing this agreement only up to a maximum payment of L1000 (plus VAT) directly to his solicitors, Glovers of 115 Park Street, London W1K 7DY, in accordance with Inland Revenue Extra Statutory Concession A81, following receipt by the Company of an itemised invoice.

3. The Executive confirms that he will return forthwith to the Company or its authorised representative all property including (but without limitation) all documents, keys, correspondence, discs, tapes, credit cards, security pass, computer, computer peripherals, communications equipment, or any other equipment, items or software, electronic documents, data files or information in his possession or under his control which relate in any way to the business or affairs of the Company or any other member of the Group and all copies thereof regardless of the medium on which any such information or copies are held or stored SAVE THAT the Executive shall not be required to return the Company's computer and telecommunications equipment until the expiry of the Consulting Period as provided for in paragraph 3(a) of the US Termination Agreement. In respect of any such items or information held on any computer or other equipment belonging to the Executive, he hereby undertakes to delete such items and information and all copies forthwith.

4. Subject to the terms of the US Termination Agreement, the Executive hereby accepts and acknowledges that the sums payable and benefits provided to him under clause 2 are paid by the Company in full and final settlement of all claims and complaints arising under UK statute or under the treaties establishing the European Union or any legislation or judgments issued pursuant thereto as particularised in clause 5 below which he may have against the Company or any other member of the Group arising out of or in connection with his employment with the Company and/or its termination. This clause shall not apply to any pension rights or pension benefits which have accrued to the Executive up to the Termination Date or to any personal injury claims relating to the Executive PROVIDED THAT in signing this Agreement the Executive warrants to the Company that he is not presently aware of any injury or illness which may give rise to such a claim.

5. For the purposes of Section 203 of the Employment Rights Act 1996 (including any rights under the Part-time Workers (Prevention of Less Favourable Treatment) Regulations 2000 and the Fixed-Term Employees (Prevention of Less Favourable Treatment) Regulations 2002) ("ERA"),
     Section 77 of the Sex Discrimination Act 1975 ("SDA"), Section 72 of the Race Relations Act 1976 ("RRA"), Section 9 of the Disability Discrimination Act 1995 ("DDA"), Section 288 of the Trade Union and Labour Relations (Consolidation) Act 1992 ("TULR(C)A"), Section 49 of the National Minimum Wage Act 1998 ("NMWA") and Regulation 35(3) of the Working Time Regulations 1998 ("WTR") the Executive hereby warrants and agrees that:

5.1 by entering into and accepting the arrangements set out in this Agreement, he agrees that he has not and will not present any complaint to the employment tribunals or any court or tribunal whether on the grounds that he has been unfairly dismissed or subjected to any form of discrimination by the Company or otherwise and that he has no claim for equal pay or under the ERA, RRA, SDA, DDA, TULR(C)A, NMWA and/or WTR and agrees in any event that the arrangements in this Agreement are intended to compromise such complaints; and

5.2 he has received independent legal advice as to the terms and effects of this Agreement, in particular as to its effect on his ability to pursue his rights or any claim that he might have before the employment tribunals or any court or tribunal including but without limitation before the European Court of Justice or the European Court of Human Rights, from Antony Bourne of Glovers who is a solicitor of the Supreme Court holding a current practising certificate; and

5.3 that the conditions relating to compromise agreements under the ERA RRA SDA DDA TULR(C)A, NMWA and/or WTR are satisfied.

6. Glovers by signing a letter in the form attached as Schedule 1 warrants to the Company that the statements in paragraphs 5.2 and 5.3 above are true and correct and also that Glovers holds appropriate insurance cover as required by Section 203 ERA Section 77 SDA, Section 72 RRA, Section 9 DDA,
     Section 288 TULR(C)A, Section 49 NMWA and Regulation 35(3) of the WTR.

7. The Executive undertakes that he will not (except as authorised by the Company or as obliged by law) reveal to any person firm or company or use for his own benefit any information concerning the business, accounts or finances of the Company or any other member of the Group or any of the trade secrets secret or confidential operations processes or dealings or affairs of the Company or any other member of the Group which may have come to his knowledge during his employment with the Company or any other member of the Group or previously or otherwise. This restriction shall apply without limit in point of time but shall cease to apply to information or knowledge which may come into the public domain other than through the default of the Executive or to information or knowledge which the Executive is required by law to disclose.

8. The parties hereby agree that the terms of this Agreement are confidential and that neither party will disclose the contents hereof without the other party's consent except to their professional advisers, the Inland Revenue, the Department for Work and Pensions, or as otherwise required by law.

9. For the avoidance of doubt, nothing in this agreement shall affect the rights of either party pursuant to the US Termination Agreement.

10. For the purposes of this Agreement: "member of the Group" means any holding company from time to time of the Company and any company which is a subsidiary of either of them (as defined in Section 736 of the Companies Act 1985 or any re-enactment thereof) or any associated company twenty per cent or more of the equity share capital of which is owned directly or indirectly by the Company (applying the provisions of Section 838 of the Income and Corporation Taxes Act 1988) or any re-enactment thereof.

11. This Agreement will be governed by and construed in accordance with the laws of England and Wales and the parties hereby submit to the exclusive jurisdiction of the Courts of England and Wales except that this Agreement may be enforced in any court of competent jurisdiction.

IN WITNESS hereof the parties have entered into this Agreement on the date and year set out above


Signed for and on behalf of                             )

FLAG TELECOM GROUP LIMITED                              )


Signed and delivered as a deed by                       )

ANDRES BANDE in the                                     )

presence of the witness named below:                    )

Signature of Witness:

Name of Witness:

Address:

                                   SCHEDULE 1

                              [Law Firm Letterhead]

TO     The Directors

       Flag Telecom Group Limited

Date:

Dear Sirs

ANDRES BANDE ("Mr Bande")

We refer to the terms of the Compromise Agreement between Mr Bande, our client, and your Company.

We hereby certify that:

1. Antony Bourne is a solicitor of the Supreme Court of England and Wales holding a current practising certificate and he has advised Mr Bande as to the terms and effect of the Compromise Agreement.

2. This firm is not acting (and has not acted) for your Company or any member of its Group nor is it connected in any way with your Company or any member of the Group in a manner which prevents it from giving independent legal advice in relation to this matter.

3. There is in force a policy of insurance covering any possible claim by Mr Bande in respect of loss arising in consequence of the advice given upon the Compromise Agreement.

4.   The conditions contained in Section 203 of the Employment Rights Act 1996,
     Section 77 of the Sex Discrimination Act 1975, Section 72 of the Race Relations Act 1976, Section 9 of the Disability Discrimination Act 1995,
     Section 288 of the Trade Union and Labour Relations (Consolidation) Act 1992, Section 49 National Minimum Wage Act 1998 and Regulation 35(3) of the Working Time Regulations 1998 are satisfied.

Yours faithfully


[Glovers]

                                        1